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September 10, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Via fax at (202) 942-9656  - Attn:  SECPS/Mail Stop 11-3

Gentlemen:

We have read Item 4 of Form 8-K dated September 10, 2002, of The Future Fund L.P and are in agreement with the statements contained therein.

                                                     Very truly yours,



                                                     /s/ Ernst & Young LLP